UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (earliest event reported): June 6, 2016

BELMOND LTD.
(Exact name of registrant as specified in its charter)

Bermuda
(State or other jurisdiction of incorporation)

001-16017	98-0223493
(Commission file number)	(I.R.S. Employer Identification No.)

22 Victoria Street
Hamilton HM 12, Bermuda
(Address of principal executive offices) (Zip Code)

(441) 295-2244
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.    Submission of Matters to a Vote of Security Holders

Belmond Ltd. (the "Company") convened and held its 2016 annual general meeting of shareholders on June 6, 2016. The holders of class A and class B common shares, voting together, (i) elected eight directors of the Company and (ii) appointed Deloitte LLP as the Company's independent registered public accounting firm until the close of the 2017 annual general meeting and authorized the Audit Committee of the Board of Directors of the Company to fix Deloitte's remuneration. A brief description of each matter and the number of votes on each matter are as follows:

(1) Election of eight directors, to constitute the entire Board of Directors, serving until the 2017 annual general meeting:

Name	For	Withheld	Broker Non-Votes
Harsha V. Agadi	23,679,312	996,428	None
John D. Campbell	20,939,933	3,735,807	None
Roland A. Hernandez	23,569,144	1,106,596	None
Mitchell C. Hochberg	20,939,743	3,735,997	None
Ruth A. Kennedy	23,612,710	1,063,029	None
Ian Livingston	24,319,485	356,255	None
Gail Rebuck	24,324,667	351,073	None
H. Roeland Vos	23,646,753	1,028,987	None

(2) Appointment of Deloitte LLP as the Company's independent registered public accounting firm until the close of the 2017 annual general meeting and authorization of the Board's Audit Committee to fix Deloitte's remuneration:

For	Against	Abstain	Broker Non-Votes
24,641,005	18,095	16,639	None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BELMOND LTD.

By:    /s/ Richard M. Levine
Name: Richard M. Levine
Title: Executive Vice President, Chief Legal Officer and Secretary

Date: June 9, 2016

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